Exhibit 99.1

News Release—May 3, 2012

CubeSmart Reports First Quarter 2012 Results; Same-Store NOI Grows 7.4%; FFO per Share Grows 14%

WAYNE, PA -- (MARKET WIRE) — May 3, 2012 -- CubeSmart (NYSE: CUBE) announced its operating results for the three months ended March 31, 2012.

“We produced healthy NOI and FFO gains during the first quarter, driven by continued occupancy improvement and meaningful expense savings,” commented CubeSmart Chief Executive Officer Dean Jernigan.  “Additionally, we are pleased with the integration and performance of recent acquisitions.  Notably, results for the $432 million of Storage Deluxe assets that were in place by the end of the first quarter and the $110 million of other assets acquired in 2011 were consistent with our underwriting.  As we head into our rental season, we remain focused on fundamentals and continue to execute on our business plan.”

Key Highlights for the Quarter

•                  Reported funds from operations (“FFO”) per share of $0.16.

•                  Increased same-store (339 facilities) net operating income (“NOI”) 7.4% as compared with the first quarter of 2011, driven by 2.7% revenue growth and a 4.3% decrease in property operating expenses.

•                  Gained 190 basis points in physical occupancy on our same-store portfolio at period end, as compared with the same period in 2011.

•                  Closed on acquisitions totaling $86.4 million during the quarter, including one asset in Houston and one asset in Atlanta for an aggregate $12.0 million, as well as four of the remaining six assets in the second pool of the Storage Deluxe transaction for $74.4 million.

Funds from Operations

FFO, as adjusted for acquisition related costs, was $20.5 million for the first quarter of 2012, compared with $14.8 million for the first quarter of 2011.  FFO per share, as adjusted, was $0.16 for the first quarter of 2012, compared with $0.14 for the same quarter of last year.

2012 Investment Activity

Heading into the quarter, the Company had already closed on 16 unencumbered assets associated with the previously announced Storage Deluxe transaction, which involved the acquisition of 22 Class A self-storage facilities located primarily in the greater New York City area for a total investment of $560 million.  Of the remaining six encumbered assets associated with the transaction, the Company closed on four during the quarter for an aggregate purchase price of $74.4 million.  Funding for the transactions included the assumption of $34.9 million of secured debt and amounts drawn on the Company’s revolving credit facility.  The Company closed on one of the final two Storage Deluxe assets in late April and expects to close on the last asset during the second quarter of 2012.

In separate transactions, the Company acquired one asset in Houston and one asset in Atlanta, totaling 94,000 rentable square feet, for a combined $12.0 million.  In total during the first quarter of 2012, the Company closed on the acquisition of six storage facilities for a total investment of $86.4 million.

Transactions currently under contract include the disposition of 15 assets for potential proceeds of approximately $37 million and the acquisition of 3 assets for an anticipated price of approximately $30 million.

“We continue to see significant external growth opportunities and remain committed to a prudent and disciplined investment process,” said President and Chief Investment Officer Christopher Marr.  “As we proceed through the year, we will continue to selectively dispose of assets in non-core markets while further strengthening our position in our markets with more attractive long-term prospects.  We remain comfortable with our previously stated investment targets and, including transactions currently under contract, are approximately halfway to targeted volume.  Meanwhile, we are focused on the integration and operation of recent acquisitions and are pleased with the performance to date.”

Third-Party Management

Revenues from third-party management increased 12.2% during the first quarter of 2012, as compared with the first quarter of 2011.  During the quarter, the Company was awarded two new management contracts.  At March 31, 2012, the Company managed 102 properties totaling 6.4 million square feet on behalf of third parties.

Same-Store Results

The Company’s same-store pool at March 31, 2012 represented 339 facilities containing approximately 22.2 million rentable square feet and included approximately 89.8% of the aggregate rentable square feet of the Company’s 376 owned facilities.  These same-store facilities represent approximately 82.3% of property net operating income for the quarter ended March 31, 2012.

The same-store physical occupancy at period end for the first quarter of 2012 was 78.7% compared with 76.8% for the same quarter of last year.  Average physical occupancy of the same-store pool for the quarter was 78.4% as compared with 76.6% during the same period in 2011.  Same-store net rental income for the first quarter of 2012 increased 2.0%, same-store total revenues increased 2.7%, and same-store operating expenses decreased 4.3% over the same quarter in 2011.  Same-store net operating income increased 7.4% compared with the same quarter of 2011.

Operating Results

The Company reported net loss attributable to the Company’s common shareholders of $5.3 million or $0.04 per common share in the first quarter of 2012, compared with a net loss attributable to the Company’s common shareholders of $0.1 million or $0.00 per common share in the first quarter of 2011.  Total revenues increased $11.4 million and total property operating expenses increased $2.5 million in the first quarter of 2012, as compared with the same period in 2011.  Increases in total revenues are attributable to increased occupancy levels in the same-store portfolio, revenues generated from property acquisitions and increased revenues generated from third-party management.  Increases in total property operating expenses are attributable to the impact of newly acquired properties, partially offset by a decline in same-store expenses.  Same-

store expenses benefited from lower advertising, utilities, and snow removal expenses, partially offset by increases related to real estate taxes.

Interest expense increased from $8.1 million in the first quarter of 2011 to $9.3 million in the current period due to a higher amount of outstanding debt primarily resulting from debt assumed and drawn in conjunction with the Storage Deluxe and other acquisitions, offset by lower interest rates on the Credit Facility in the 2012 period as compared to the 2011 period.

Acquisition related costs increased from $0.1 million during the first quarter of 2011 to $0.6 million during the first quarter of 2012 as a result of the acquisition of six self-storage facilities in 2012, compared with one acquisition during the comparable period in 2011.

The Company’s 376 owned facilities, containing 24.8 million rentable square feet, had a physical occupancy at March 31, 2012 of 78.6% and an average physical occupancy for the quarter ended March 31, 2012 of 78.3%.

Quarterly Dividend

On February 21, 2012, the Company declared a dividend of $0.08 per common share.  The dividend was paid on April 16, 2012 to common shareholders of record on April 5, 2012.

Also on February 21, 2012, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on April 16, 2012 to holders of record on April 1, 2012.

2012 Financial Outlook

“Our internal performance gains and focused investment activity continue to have a positive impact on our operational strength, as reflected by our improved operating margins,” noted Chief Financial Officer Tim Martin.  “As we head into the 2012 rental season, we are affirming our internal performance estimates for the year while raising the low end of our FFO guidance range by $0.01 per share.  Consistent with our strategic balance sheet objectives, our guidance still contemplates a potential debut bond issuance in 2012.  Adjustments to the underlying timing and borrowing cost assumptions associated with any potential issuance support slightly higher FFO guidance, offset by the acquisition of the final two Storage Deluxe assets occurring later than our previous expectations.”

The Company is adjusting its previously issued estimates as well as underlying assumptions, and now expects that its fully diluted FFO per share for 2012 will be between $0.68 and $0.73 (previously between $0.67 and $0.73), and that its fully diluted net loss per share for the period will be between $0.10 and $0.15.  The Company’s estimate is based on the following key assumptions:

•                  Debt issuance assumptions that contemplate proceeds of $250 million to $300 million, a coupon of 5.25% to 5.75% (previously 5.5% to 6.0%), and timing that ranges from late second quarter to late third quarter.

•                  For 2012, a same-store pool consisting of 339 assets totaling 22.2 million square feet.

•                  Same-store net operating income (“NOI”) growth of 3.0% to 4.0% over 2011, driven by revenue growth of 3.0% to 3.75% and expense growth of 2.25% to 3.25%.

•                  The closing of the acquisition of the final two Storage Deluxe assets during the second quarter of 2012.

•                  General and administrative expenses of approximately $25.5 million to $26.5 million

•                  Combined performance of the $560 million Storage Deluxe acquisition and the $110 million of other 2011 acquisitions that is consistent with our underwriting expectations, equating to a 2012 yield of 6.0%.

Due to uncertainty related to the timing and terms of transactions, the impact of anticipated investment activity is excluded from guidance.  For 2012, the Company is targeting $75 million to $125 million of acquisitions, excluding Storage Deluxe, and $35 million to $50 million of dispositions.

2012 Full Year Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.15)	to	$(0.10)
Plus: real estate depreciation and amortization	0.83		0.83
FFO per diluted share	$0.68	to	$0.73

The Company estimates that its fully-diluted FFO per share for the quarter ending June 30, 2012 will be between $0.16 and $0.17, and that its fully-diluted net loss per share for the period will be between $0.05 and $0.06.

2nd Quarter 2012 Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.06)	to	$(0.05)
Plus: real estate depreciation and amortization	0.22		0.22
FFO per diluted share	$0.16	to	$0.17

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, May 4, 2012, to discuss financial results for the three months ended March 31, 2012.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com. The dial-in numbers are 1-877-317-6789 for domestic callers and +1-412-317-6789 for international callers. After the live webcast, the call will remain available on CubeSmart’s website for thirty days. In addition, a telephonic replay of the call will be available until June 4, 2012. The replay dial-in number is 877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The reservation number for both numbers is 10011887.

Supplemental operating and financial data as of March 31, 2012 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and real estate related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  The Company makes certain adjustments to FFO as defined by the White Paper to provide what Management believes to be a more useful and comparable FFO presentation.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2012	2011

ASSETS
Storage facilities	$2,190,998	$2,107,469
Less: Accumulated depreciation	(334,927)	(318,749)
Storage facilities, net	1,856,071	1,788,720
Cash and cash equivalents	7,465	9,069
Restricted cash	11,486	11,291
Loan procurement costs, net of amortization	7,643	8,073
Investment in real estate ventures, at equity	14,564	15,181
Other assets, net	40,684	43,645
Total assets	$1,937,913	$1,875,979

LIABILITIES AND EQUITY

Revolving credit facility	$50,000	$—
Unsecured term loans	400,000	400,000
Mortgage loans and notes payable	387,802	358,441
Accounts payable, accrued expenses and other liabilities	46,263	51,025
Distributions payable	11,710	11,401
Deferred revenue	10,630	9,568
Security deposits	506	490
Total liabilities	906,911	830,925

Noncontrolling interests in the Operating Partnership	55,622	49,732

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	31	31
Common shares $.01 par value, 200,000,000 shares authorized, 122,390,764 and 122,058,919 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	1,224	1,221
Additional paid in capital	1,310,755	1,309,505
Accumulated other comprehensive loss	(12,052)	(12,831)
Accumulated deficit	(363,576)	(342,013)
Total CubeSmart shareholders’ equity	936,382	955,913
Noncontrolling interest in subsidiaries	38,998	39,409
Total equity	975,380	995,322
Total liabilities and equity	$1,937,913	$1,875,979

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended March 31,
	2012	2011

REVENUES
Rental income	$60,107	$50,243
Other property related income	6,072	4,600
Property management fee income	1,020	909
Total revenues	67,199	55,752
OPERATING EXPENSES
Property operating expenses	27,285	24,745
Depreciation and amortization	25,763	15,211
General and administrative	6,444	6,033
Total operating expenses	59,492	45,989
OPERATING INCOME	7,707	9,763
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(9,321)	(8,113)
Loan procurement amortization expense	(771)	(1,636)
Acquisition related costs	(551)	(109)
Equity in losses of real estate ventures	(251)	—
Other	(71)	6
Total other expense	(10,965)	(9,852)

LOSS FROM CONTINUING OPERATIONS	(3,258)	(89)

DISCONTINUED OPERATIONS
Income from discontinued operations	—	565
Total discontinued operations	—	565
NET (LOSS) INCOME	(3,258)	476
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	149	5
Noncontrolling interest in subsidiaries	(734)	(598)
NET LOSS ATTRIBUTABLE TO THE COMPANY	(3,843)	(117)
Distribution to Preferred Shares	(1,502)	—
NET LOSS ATTRIBUTABLE TO THE COMPANY’s COMMON SHAREHOLDERS	$(5,345)	$(117)

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.04)	$(0.01)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$—	$0.01
Basic and diluted loss per share attributable to common shareholders	$(0.04)	$—
Weighted-average basic and diluted shares outstanding	122,266	98,769

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(5,345)	$(656)
Total discontinued operations	—	539
Net loss	$(5,345)	$(117)

Same-store facility results (339 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	March 31,		Percent
	2012	2011	Change
REVENUES
Net rental income	$50,294	$49,323	2.0%
Other property related income	4,634	4,155	11.5%
Total revenues	54,928	53,478	2.7%
OPERATING EXPENSES
Property taxes	6,597	6,583	0.2%
Personnel expense	6,303	5,856	7.6%
Advertising	1,383	1,610	-14.1%
Repair and maintenance	687	657	4.6%
Utilities	2,043	2,418	-15.5%
Property insurance	718	676	6.2%
Other expenses	2,746	3,596	-23.7%

Total operating expenses	20,477	21,396	-4.3%

Net operating income (1)	$34,451	$32,082	7.4%

Gross margin	62.7%	60.0%

Period average occupancy (2)	78.4%	76.6%

Period end occupancy (3)	78.7%	76.8%

Total rentable square feet	22,247	22,247

Realized annual rent per occupied square foot (4)	$11.53	$11.57	-0.3%

Scheduled annual rent per square foot (5)	$12.37	$12.35	0.2%

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (1)	$34,451	$32,082
Non same-store net operating income (1)	7,258	495
Indirect property overhead (6)	(1,795)	(1,570)
Depreciation and amortization	(25,763)	(15,211)
General and administrative expense	(6,444)	(6,033)

Operating Income	$7,707	$9,763

(1)

Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)	Represents the weighted average occupancy for the period.
(3)	Represents occupancy at March 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended March 31,
	2012	2011

Net loss attributable to common shareholders	$(5,345)	$(117)

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	25,403	14,895
Real property - discontinued operations	—	354
Company’s share of unconsolidated real estate ventures	514	—
Noncontrolling interest’s share of consolidated real estate ventures	(434)	(458)
Noncontrolling interests in the Operating Partnership	(149)	(5)

FFO	$19,989	$14,669

Acquisition related costs	551	109

FFO, as adjusted	$20,540	$14,778

Loss per share attributable to common shareholders - basic and diluted	$(0.04)	$—
FFO per share and unit - fully diluted	$0.16	$0.14
FFO, as adjusted per share and unit - fully diluted	$0.16	$0.14

Weighted-average basic shares outstanding	122,266	98,769
Weighted-average diluted shares and units outstanding	128,470	105,008

Dividend per common share and unit	$0.08	$0.07
Payout ratio of FFO, as adjusted	50%	50%